Exhibit 10(iii)

                          Stock Option Plan, as amended


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                                HIGH COUNTRY BANK
                                STOCK OPTION PLAN
                            (as amended May 15, 2001)


     THIS IS THE STOCK OPTION PLAN ("Plan") of High Country Bank (the "Bank"), a North Carolina bank, with its principal office in Boone, Watauga County, North Carolina, adopted by the Board of Directors of the Bank, under which options may be granted from time to time to eligible directors and employees of the Bank, and of any corporation or other entity of which the Bank owns, directly or indirectly, not less than 50% of any class of equity securities (a "Subsidiary"), to purchase shares of common stock of the Bank ("Common Stock"), subject to the provisions set forth below:

     1. PURPOSE OF THE PLAN. The purpose of the Plan is to aid the Bank and any
        -------------------
Subsidiary in attracting and retaining capable directors and employees and to provide a long range incentive for directors and employees to remain in the management of the Bank or any Subsidiary, to perform at increasing levels of effectiveness and to acquire a permanent stake in the Bank with the interest and outlook of an owner. These objectives will be promoted through the granting of options to acquire shares of Common Stock pursuant to the terms of this Plan.

     2.  ADMINISTRATION.  The Plan shall be  administered  by a  committee  (the
         --------------
"Committee"), which shall consist of not less than two members of the Board of Directors of the Bank (the "Board") who are "Non-Employee Directors" as defined in Rule 16b-3(b)(3) of the Rules and Regulations under the Securities Exchange Act of 1934, as amended, (the "Exchange Act"). Members of the Committee shall serve at the pleasure of the Board. In the absence at any time of a duly appointed Committee, this Plan shall be administered by the Board. The Committee may designate any officers or employees of the Bank or any Subsidiary to assist in the administration of the Plan and to execute documents on behalf of the Committee and perform such other ministerial duties as may be delegated to them by the Committee.

     Subject to the provisions of the Plan, the determinations or the interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive upon all persons affected thereby. By way of illustration and not of limitation, the Committee shall have the discretion (a) to construe and interpret the Plan and all options granted hereunder and to determine the terms and provisions (and amendments thereof) of the options granted under the Plan (which need not be identical); (b) to define the terms used in the Plan and in the options granted hereunder; (c) to prescribe, amend and rescind the rules and regulations relating to the Plan; (d) to determine the individuals to whom and the time or times at which such options shall be granted, the number of shares to be subject to each option, the option price, and the determination of leaves of absence which may be granted to participants without constituting a termination of their employment for the purposes of the Plan; and (e) to make all other determinations necessary or advisable for the administration of the Plan.

     It shall be in the discretion of the Committee to grant options which qualify as "incentive stock options," as that term is defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") ("Incentive Stock Options") or which do not qualify as Incentive Stock Options ("Nonqualified Stock Options") (herein referred to collectively as "Options;" however, whenever reference is specifically made only to "Incentive Stock Options" or "Nonqualified Stock

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Options,"  such  reference  shall be deemed to be made to the  exclusion  of the other). Any options granted which fail to satisfy the requirements for Incentive Stock Options shall become Nonqualified Stock Options.

     3.  SHARES OF COMMON  STOCK  SUBJECT  TO THE PLAN.  The number of shares of
         ---------------------------------------------
Common Stock that shall be available for Options under the Plan is Two Hundred Eighty-Three Thousand (283,000) shares, subject to adjustment as provided in Paragraph 15 hereof. Shares subject to Options which expire or terminate prior to the issuance of the shares of Common Stock shall again be available for future grants of Options under this Plan.

     4.  ELIGIBILITY.  Options shall be granted only to individuals who meet all
         -----------
of the following eligibility requirements:

          (a) Such individual must be an employee or a member of the Board of Directors of the Bank or a Subsidiary. For this purpose, an individual shall be considered to be an "employee" only if there exists between the Bank or a Subsidiary and the individual the legal and bona fide relationship of employer and employee. In determining whether such relationship exists, the regulations of the United States Treasury Department relating to the determination of such relationship for the purpose of collection of income tax at the source on wages shall be applied.

          (b) Such individual must have such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the investment involved in the exercise of the Options.

          (c) Such individual, being otherwise eligible under this Section 4, shall have been selected by the Committee as a person to whom an Option shall be granted under the Plan.

     In determining the directors and employees to whom Options shall be granted and the number of shares to be covered by each Option, the Committee shall take into account the nature of the services rendered by respective directors and employees, their present and potential contributions to the success of the Bank and any Subsidiary and such other factors as the Committee shall deem relevant. A director or employee who has been granted an Option under the Plan may be granted an additional Option or Options under the Plan if the Committee shall so determine.

     If, pursuant to the terms of the Plan, it is necessary that the percentage of stock ownership of any individual be determined, stock ownership in the Bank or of a related corporation which is owned (directly or indirectly) by or for such individual's brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants or by or for any corporation, partnership, estate or trust of which such employee is a shareholder, partner or beneficiary shall be considered as owned by such director or employee.

     5. OPTION GRANTS.  Subject to the provisions of this Plan, Options shall be
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awarded to the directors and employees in such amounts as are  determined by the
Committee. The proper officers on behalf of the Bank and each Optionee shall execute a Stock Option Grant and Agreement (the "Option Agreement") which shall set forth the total number of shares of Common Stock to which it pertains, the exercise price, whether it is a Nonqualified Stock Option or an

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Incentive  Stock  Option,  and such other terms,  conditions,  restrictions  and privileges as the Committee in each instance shall deem appropriate, provided they are not inconsistent with the terms, conditions and provisions of this Plan. Each Optionee shall receive a copy of his executed Option Agreement. Any Option granted with the intention that it will be an Incentive Stock Option but which fails to satisfy a requirement for Incentive Stock Options shall continue to be valid and shall be treated as a Nonqualified Stock Option.

     6. OPTION PRICE.
        ------------
          (a) The option price of each Option granted under the Plan shall be not less than 100% of the market value of the stock on the date of grant of the Option. In the case of incentive stock options granted to a shareholder who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Bank or a Subsidiary (a "ten percent shareholder"), the option price of each Option granted under the Plan shall not be less than 110% of the market value of the stock on the date of grant of the Option. If the Common Stock is listed on a national securities exchange (including for this purpose the Nasdaq Stock Market, Inc. National Market) on the date in question, then the market value per share shall be not less than the average of the highest and lowest selling price on such exchange on such date, or if there were no sales on such date, then the market price per share shall be equal to the average between the bid and asked price on such date. If the Common Stock is traded otherwise than on a national securities exchange (including for this purpose the Nasdaq Stock Market, Inc. National Market) on the date in question, then the market price per share shall be equal to the average between the bid and asked price on such date, or, if there is no bid and asked price on such date, then on the next prior business day on which there was a bid and asked price. If no such bid and asked price is available, then the market value per share shall be its fair market value as determined by the Committee, in its sole and absolute discretion. The Committee shall maintain a written record of its method of determining such value.

          (b) The option price shall be payable to the Bank in cash or by check, bank draft or money order payable to the order of the Bank. No shares shall be delivered until full payment has been made.

     7. EXPIRATION OF OPTIONS. The Committee shall determine the expiration date
        ---------------------
or dates of each Option, but such expiration date shall be not later than ten years after the date such Option is granted. In the event an Incentive Stock Option is granted to a ten percent shareholder, the expiration date or dates of each Option shall be not later than five years after the date such Option is granted. The Committee, in its discretion, may extend the expiration date or dates of an Option after such date was originally set; however, such expiration date may not exceed the maximum expiration date described in this Section 7.

     8. TERMS AND CONDITIONS OF OPTIONS.
        -------------------------------
          (a) All Options must be granted within ten years of the Effective Date of this Plan as defined in Section 19.

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          (b) The Committee may grant Options which are intended to be Incentive
     Stock Options and Nonqualified Stock Options, either separately or jointly, to an eligible employee.

          (c) The grant of Options shall be evidenced by a written instrument (an Option Agreement) containing terms and conditions established by the Committee consistent with the provisions of this Plan.

          (d) Not less than 100 shares may be purchased at any one time unless the number purchased is the total number at that time purchasable under the Plan.

          (e) The recipient of an Option shall have no rights as a shareholder with respect to any shares covered by his Option until payment in full by him for the shares being purchased. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock is fully paid for.

          (f) The aggregate fair market value of the stock (determined as of the time the Option is granted) with respect to which Incentive Stock Options are exercisable for the first time by any participant during any calendar year (under all benefit plans of the Bank, the Bank or any Subsidiary, if applicable) shall not exceed $100,000; provided, however, that such $100,000 limit of this subsection (f) shall not apply to the grant of Nonqualified Stock Options. The Committee may grant Options which are exercisable in excess of the foregoing limitations, in which case Options granted which are exercisable in excess of such limitation shall be Nonqualified Stock Options.

          (g) All stock obtained pursuant to an option which qualifies as an Incentive Stock Option shall be held in escrow for a period which ends on the later of (i) two years from the date of the granting of the Option or
     (ii) one year after the transfer of the stock pursuant to the exercise of the Option. The stock shall be held by the Bank or its designee. The employee who has exercised the Option shall during such holding period have all rights of a shareholder, including but not limited to the rights to vote, receive dividends and sell the stock. The sole purpose of the escrow is to inform the Bank of a disqualifying disposition of the stock within the meaning of Section 422 of the Code, as amended, and it shall be administered solely for that purpose.

     (h) No more than 40% of the shares which have been set aside for option may be allocated to any one participant under the Plan.

          9. EXERCISE OF OPTIONS.
             -------------------
          (a) Options granted to an optionee by virtue of his position as a nonemployee director of the Bank (as stated in the Option Agreement) or to an employee by virtue of his position as an employee (as stated in the Option Agreement) shall become vested and exercisable at the times, at the rate and subject to such limitations as may be set forth in the Option Agreement executed in connection therewith; provided, however, that all outstanding and nonforfeited options shall be exercisable, if not sooner, on the day prior to the expiration date thereof.


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

          (b) Unless the Committee shall specifically state otherwise at the time an Option is granted, all Options granted hereunder shall become vested and exercisable upon the optionee's death or disability within the meaning of Section 22(e)(3) of the Code, and in the event of a change in control as set forth in Section 12 of this Plan.

          (c) The exercise of any Option must be evidenced by written notice to the Bank that the optionee intends to exercise his Option. In no event shall an Option be deemed granted by the Bank or exercisable by a recipient prior to the mutual execution by the Bank and the recipient of an Option Agreement which comports with the requirements of Section 5 and Section 8(c).

          (d) Any right to exercise Options in annual installments shall be cumulative and any vested installments may be exercised, in whole or in part, at the election of the optionee.

          (e) The inability of the Bank to obtain approval from any regulatory body or authority deemed by counsel to be necessary to the lawful issuance and sale of any shares of Common Stock hereunder shall relieve the Bank of any liability in respect of the non-issuance or sale of such shares. As a condition to the exercise of an option, the Bank may require the person exercising the Option to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities laws.

          (f) The Committee shall have the discretionary authority to impose in the Option Agreements such restrictions on shares of Common Stock as it may deem appropriate or desirable, including but not limited to the authority to impose a right of first refusal or to establish repurchase rights or both of these restrictions.

          (g) Notwithstanding anything to the contrary herein, an optionee receiving the grant of an Option by virtue of his or her position as a director or as an employee of the Bank or a Subsidiary (as stated in the Option Agreement), shall be required to exercise his or her Options within the periods set forth in Sections 10 and 11 below.

     10.  TERMINATION  OF  EMPLOYMENT - EXCEPT BY  DISABILITY  OR DEATH.  If any
          -------------------------------------------------------------
optionee receiving the grant of an Option by virtue of his position as a director (as stated in the Option Agreement) ceases to be a director of the Bank or any Subsidiary for any reason other than death or disability (as defined in Section 11) or if any optionee receiving the grant of an Option by virtue of his position as an employee (as stated in the Option Agreement) ceases to be an employee of the Bank or any Subsidiary for any reason other than death or disability (as defined in Section 11), he may, at any time within three months after his date of termination, but not later than the date of expiration of the Option, exercise any Option only to the extent it was vested and he was entitled to exercise the Option on the date of termination. Any Options or portions of Options of terminated optionees not so exercised shall terminate and be forfeited.

     11.  TERMINATION  OF  EMPLOYMENT  -  DISABILITY  OR DEATH.  If any optionee
          ----------------------------------------------------
receiving the grant of an Option by virtue of his position as a director (as stated in the Option Agreement) dies while a director of the Bank or any Subsidiary or ceases to be a director of the Bank or any Subsidiary due to his becoming disabled within the meaning of Section 22(e)(3) of

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

the Code, or if any employee receiving the grant of an Option by virtue of his position as an employee (as stated in the Option Agreement) dies while in the employment of the Bank or any Subsidiary or ceases to be employed by the Bank or any Subsidiary due to his becoming disabled within the meaning of Section 22(e)(3) of the Code, all unvested and forfeitable Options of such optionee shall immediately become vested and nonforfeitable and he, or the person or persons to whom the Option is transferred by will or by the laws of descent and distribution, may, at any time within twelve months after the death or date of termination, but not later than the date of expiration of the Option, exercise any Option with respect to all shares subject thereto. Any portions of Options of optionees who die or who are terminated because they become disabled which are not so exercised shall terminate.

     12. CHANGE IN CONTROL. In the event that a "change in control" occurs prior
         -----------------
to the time that all shares allocated to an Optionee would be 100% vested, nonforfeitable and exercisable in accordance with Sections 9, 10 and 11 above, then, notwithstanding Sections 9, 10 and 11 above, all Options granted to such optionee shall immediately become fully vested and nonforfeitable. For purposes of this Plan, a "change in control" shall mean (i) an affirmative vote of the Bank's shareholders approving a change in control of a nature that would be required to be reported by the Bank in response to Item 1 of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Exchange Act; (ii) such time as any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank representing 25% or more of the combined voting power of the outstanding Common Stock of the Bank; or (iii) individuals who constitute the Board of the Bank on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Bank's shareholders was approved by the Bank's Board of Directors or Nominating Committee, shall be considered as though he or she were a member of the Incumbent Board; or (iv) an affirmative vote of the Bank's shareholders approving the Bank's consolidation or merger with or into another corporation, association or entity or other reorganization, where the Bank is not the surviving entity in such transaction; or (v) an affirmative vote of the Bank's shareholders approving the sale or other transfer or acquisition of all or substantially all of the assets of the Bank by any other entity or group.

     In the event of such a change in control, the Optionee must exercise any Options within three (3) months, but in no event later than the date of expiration of the Option.

     13. OPTIONAL CASH PAYMENT.  Upon the exercise of an Option,  at the written
         ---------------------
request of the optionee, the Committee, in its sole and absolute discretion, may make a cash payment to the optionee, in whole or in part, in lieu of the delivery of shares of Common Stock. Such cash payment to be paid in lieu of delivery of Common Stock shall be equal to the difference between the market value per share (determined as set forth in Section 6 above) of Common Stock on the date of the Option exercise and the exercise price per share of the Option. Such cash payment shall be in exchange for the cancellation of such Option. Notwithstanding the above, such cash payment shall not be made in the event that such transaction would result in liability to the optionee and the Company under
Section 16(b) of the Exchange Act, and the regulations promulgated thereunder.


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     14. RESTRICTIONS ON TRANSFER.  An Option granted under this Plan may not be
         ------------------------
transferred except by will or the laws of descent and distribution and, during the lifetime of the optionee to whom it was granted, may be exercised only by such optionee.

     15. CAPITAL ADJUSTMENTS AFFECTING COMMON STOCK.
         ------------------------------------------

               (a) If the outstanding shares of Common Stock of the Bank are increased, decreased, changed into or exchanged for a different number or kind of shares or other securities of the Bank or another entity as a result of a recapitalization, reclassification, stock dividend, stock split, amendment to the Bank's Certificate of Incorporation, reverse stock split, merger or consolidation, an appropriate adjustment shall be made in the number and/or kind of securities allocated to the Options previously and subsequently granted under the Plan, without change in the aggregate purchase price applicable to the unexercised portion of the outstanding Options but with a corresponding adjustment in the price for each share or other unit of any security covered by the Options.

               (b) To the extent that the  foregoing  adjustments  described  in
          Section 15(a) above relate to particular Options or to particular stock or securities of the Bank subject to Option under this Plan, such adjustments shall be made by the Committee, whose determination in that respect shall be final and conclusive.

               (c) The grant of an Option pursuant to this Plan shall not affect in any way the right or power of the Bank to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

               (d) No fractional shares of stock shall be issued under the Plan for any such adjustment.

               (e) Any adjustment made pursuant to this Section 15, shall be made, to the extent practicable, in such manner as not to constitute a modification of any outstanding Incentive Stock Options within the meaning of Section 424(h) of the Code.

     16.  INVESTMENT  PURPOSE.  At the discretion of the  Committee,  any Option
          -------------------
Agreement  may  provide  that the  optionee  shall,  by  accepting  the  Option, represent and agree, for himself and his transferees by will or the laws of descent and distribution, that all shares of stock purchased upon the exercise of the Option will be acquired for investment and not for resale or distribution, and that upon each exercise of any portion of an Option, the person entitled to exercise the same shall furnish evidence of such facts which is satisfactory to the Bank. Certificates for shares of stock acquired under the Plan may be issued bearing such restrictive legends as the Bank and its counsel may deem necessary to ensure that the optionee is not an "underwriter" within the meaning of the regulations of the Securities Exchange Commission.

     17.  APPLICATION OF FUNDS. The proceeds  received by the Bank from the sale
          --------------------
of Common Stock pursuant to Options will be used for general corporate purposes.


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

     18. NO  OBLIGATION  TO EXERCISE.  The granting of an Option shall impose no
         ---------------------------
obligation upon the optionee to exercise such Option.

     19.  EFFECTIVE DATE OF PLAN. This Plan shall not be effective until adopted
          ----------------------
by the Board of Directors and approved by the holders of at least two-thirds of the Common Stock and by the Commissioner of Banks. The effective date of the Plan shall be as designated by the Board of Directors in accordance with applicable law.

     20.  TERM OF PLAN.  Options  and may be granted  pursuant to this Plan from
          ------------
time to time within ten years from the effective date of the Plan.

     21. TIME OF GRANTING OF OPTIONS.  Nothing  contained  in the Plan or in any
         ---------------------------
resolution adopted or to be adopted by the Committee or the shareholders of the Bank and no action taken by the Committee shall constitute the granting of any Option hereunder. The granting of an Option pursuant to the Plan shall take place only when an Option Agreement shall have been duly executed and delivered by and on behalf of the Bank at the direction of the Committee.

     22. WITHHOLDING  TAXES.  Whenever the Bank proposes or is required to cause
         ------------------
to be issued or transferred shares of stock, cash or other assets pursuant to this Plan, the Bank shall have the right to require the optionee to remit to the Bank an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the issuance of any certificate or certificates for such shares or delivery of such cash or other assets. Alternatively, the Bank may issue or transfer such shares of stock or make other distributions of cash or other assets net of the number of shares or other amounts sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the shares of stock, cash and other assets to be distributed shall be valued on the date the withholding obligation is incurred.

     23.  TERMINATION AND AMENDMENT.  The Board may at any time alter,  suspend,
          -------------------------
terminate or discontinue the Plan, subject to any applicable regulatory requirements and any required stockholder approval or any stockholder approval which the Board may deem advisable for any reason, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying applicable stock exchange or quotation system listing requirements. The Board may not, without the consent of the holder of an Option previously granted, make any alteration which would deprive the optionee of his rights with respect thereto.

     24.  CAPTIONS  AND  HEADINGS;  GENDER AND NUMBER.  Captions  and  paragraph
          -------------------------------------------
headings used herein are for convenience only, do not modify or affect the meaning of any provision herein, are not a part, and shall not serve as a basis for interpretation or construction of, this Plan. As used herein, the masculine gender shall include the feminine and neuter, and the singular number shall include the plural, and vice versa, whenever such meanings are appropriate.

     25. COST OF PLAN;  EXCULPATION AND INDEMNIFICATION.  All costs and expenses
         ----------------------------------------------
incurred in the operation and administration of the Plan shall be borne by the Bank. In connection with this Plan, no member of the Board and no member of the Committee shall be personally liable for any act or omission to act, nor for any mistake in judgment made in good faith, unless arising out of, or resulting from, such person's own bad faith, willful misconduct or criminal acts. To the extent permitted by applicable law and regulation, the Bank shall indemnify,

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

defend and hold harmless the members of the Board and members of the Committee, and each other officer or employee of the Bank or of any Subsidiary to whom any power or duty relating to the administration or interpretation of this Plan may be assigned or delegated, from and against any and all liabilities (including any amount paid in settlement of a claim with the approval of the Board), and any costs or expenses (including counsel fees) incurred by such persons arising out of or as a result of, any act or omission to act, in connection with the performance of such person's duties, responsibilities and obligations under this Plan, other than such liabilities, costs, and expenses as may arise out of, or result from the bad faith, willful misconduct or criminal acts of such persons.

     26.  GOVERNING LAW.  Without regard to the principles of conflicts of laws,
          -------------
the laws of the State of North Carolina shall govern and control the validity, interpretation, performance, and enforcement of this Plan.

     27.  INSPECTION OF PLAN. A copy of this Plan, and any  amendments  thereto,
          ------------------
shall be maintained by the Secretary of the Bank and shall be shown to any proper person making inquiry about it.

     28. OTHER  PROVISIONS.  The Option  Agreements  authorized  under this Plan
         -----------------
shall contain such other provisions not inconsistent with the foregoing, including, without limitation, increased restrictions upon the exercise of options, as the Committee may deem advisable.

                        STOCK OPTION GRANT AND AGREEMENT

     THIS STOCK OPTION GRANT AND AGREEMENT ("Agreement"), being made according to and subject to the terms and conditions of the STOCK OPTION PLAN of High Country Bank ("Plan"), a copy of which is attached hereto as Annex A and is hereby incorporated by reference and made a part of this Agreement, is herein executed and effective the ____ day of _______________, _____, between High Country Bank (the "Bank") and ____________________ ("Optionee"):

     1.   Grant.  As of the above date,  the Bank hereby  grants to the Optionee
          -----
          (applicable provisions are marked):

          o an Incentive Stock Option [as that term is defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")] to purchase shares of Common Stock of the Bank at the price stated in this Agreement;

          o a Nonqualified Stock Option to purchase __________ shares of Common Stock of the Bank at the price stated in this Agreement.

          The Option(s) granted under this section and as described in this Agreement is (are) in all respects subject to and conditioned by the terms, definitions, and provisions of this Agreement and of the Plan. Capitalized terms in this Agreement which are not otherwise defined but which are defined in the Plan shall have the same meaning given to those terms in the Plan.

          The Optionee has been granted Options under the Plan as a result of the Optionee's position as a " director " employee of the Bank.

          2.   Price. The Option price is $            for each share.
               -----                      -------------

          3. Exercise of Option. The Option(s) granted under this Agreement shall be exercisable pursuant to the terms and conditions of the Plan and as set forth below:

          (a) Right to Exercise: In addition to the terms and conditions imposed
              -----------------
          on the Optionee's right to exercise his Options imposed in the Plan, the following terms and conditions are applicable:




          (b) o (Marked if applicable) Annual Installments: Subject to the
                                       --------------------
          terms and conditions of the Plan, the Incentive Stock Options can be exercised in annual installments as follows:

          shares beginning on ______________, 19__
          shares beginning on ______________, 20__
          shares beginning on ______________, 20__
          shares beginning on ______________, 20__
          shares beginning on ______________, 20__

          Subject to the terms and conditions of the Plan, the Nonqualified Options can be exercised in annual installments as follows:

          shares beginning on ______________, 19__
          shares beginning on ______________, 20__
          shares beginning on ______________, 20__
          shares beginning on ______________, 20__
          shares beginning on ______________, 20__

          The right to exercise the Option(s) in annual installments shall be cumulative. In addition, the option(s) shall be exercisable upon disability, death and a change in control as set forth in the Plan.

          (c) o (Marked if applicable)  Immediate Vesting:  Subject to the terms
          and   conditions  of  the  Plan,   all  of  the  Options  are  vested,
          nonforfeitable and exercisable.

          (d) Method of Exercise: The Options granted under this Agreement shall
              ------------------
          be exercisable by a written notice to the Secretary of the Bank which shall:

               (1) State the election to exercise the Option, the number of shares in respect of which the Option is being exercised, the person in whose name any stock certificate or certificates for such shares of Common Stock is to be registered or to whom any cash is to be paid, his or her address, and social security number;

               (2)  Contain  any  such   representation  and  agreements  as  to
               Optionee's investment intent with respect to shares of Common Stock as may be required by the Committee;

               (3) Be signed by the person entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to the Bank, of the right of such person or persons to exercise the Option in accordance with the Plan; and

               (4) Be accompanied by payment of the purchase price of any shares with respect to which the Option is being exercised which payment shall be in form acceptable to the Committee pursuant to Section 6(b) of the Plan.

               (e)  Representations  and  Warranties:  In order to  exercise  an
                    --------------------------------
               Option, the person exercising the Option must make the representations and warranties to the Bank as may be required by any applicable law or regulation, or as may otherwise be required pursuant to the Plan.

               (f) Approvals. In order for an Option to be exercised, all filings and approvals required by applicable law and regulations or pursuant to the Plan must have been made and obtained.

          4.   Non-transferability.  This Option may not be  transferred  in any
               -------------------
               manner otherwise than by will or the laws of descent and distribution and such Option may be exercised during the life of the Optionee only by him or her.

          5.   Investment  Purpose.  This  Option  may not be  exercised  if the
               -------------------
               issuance of shares or payment of cash upon such exercise would constitute a violation of any applicable federal or state securities law or other law or valid regulation.

          6.   Expiration. This Option shall expire on _____________, _________.

          7.   Escrow. All stock purchased pursuant to an Incentive Stock Option
               ------
               shall be held in escrow  for a period  which ends on the later of
               (i) two years from the date of the granting of the option or (ii) one year after the transfer of the stock pursuant to the exercise of the Option. The stock shall be held by the Bank or its designee. The Optionee who has exercised the Option shall have all rights of a stockholder, including, but not limited to, the rights to vote, receive dividends and sell the stock. The sole purpose of the escrow is to inform the Bank of a disqualifying disposition of the stock within the meaning of Section 422 of the Code, and it shall be administered solely for this purpose.

          8.   Tax  Withholding.  All stock,  cash and other assets  distributed
               ----------------
               pursuant to this Agreement shall be subject to applicable federal, state and local withholding for taxes. The Optionee expressly acknowledges and agrees to such withholding. The
               Optionee acknowledges and agrees to the tax withholding provisions which are set forth in the Plan.

          9.   Resolution of Disputes.  Any dispute or disagreement which should
               ----------------------
               arise under, or as a result of, or in any way relate to, the interpretation, construction, or application of this Agreement or the Plan will be determined by the Committee designated in
               Section 2 of the Plan. Any determination made by such Committee shall be final, binding, and conclusive for all purposes.

          10.  Construction  Controlled by Plan.  The Options  evidenced  hereby
               --------------------------------
               shall be subject to all of the requirements, conditions and provisions of the Plan. This Agreement shall be construed so as to be consistent with the Plan; and the provisions of the Plan shall be deemed to be controlling in the event that any provision should appear to be inconsistent therewith.

          11.  Severability. Whenever possible, each provision of this Agreement
               ------------
               shall be interpreted in such a manner as to be valid and enforceable under applicable law, but if any provision of this Agreement is determined to be unenforceable, invalid or illegal, the validity of any other provision or part thereof shall not be affected thereby and this Agreement shall continue to be binding on the parties hereto as if such unenforceable, invalid or illegal provision or part thereof had not been included herein.

          12.  Modification  of  Agreement;   Waiver.   This  Agreement  may  be
               -------------------------------------
               modified, amended, suspended or terminated, and any terms, representations or conditions may be waived, but only by a written instrument signed by each of the parties hereto and only subject to the limitations set forth in the Plan. No waiver hereunder shall constitute a waiver with respect to any subsequent occurrence or other transaction hereunder or of any other provision.

          13.  Captions and Headings;  Gender and Number. Captions and paragraph
               -----------------------------------------
               headings used herein are for convenience only, do not modify or affect the meaning of any provision herein, are not a part, and shall not serve as a basis for interpretation or construction, of this Agreement. As used herein, the masculine gender shall include the feminine and neuter, and the singular number shall include the plural, and vice versa, whenever such meanings are appropriate.

          14.  Governing  Law;  Venue and  Jurisdiction.  Without  regard to the
               ----------------------------------------
               principles of conflicts of laws, the laws of the State of North Carolina shall govern and control the validity, interpretation, performance, and enforcement of this Agreement.

          15.  Binding  Effect.  This Agreement  shall be binding upon and shall
               ---------------
               inure to the benefit of the Bank, and its successors and assigns, and shall be binding upon and inure to the benefit of the
               Optionee,   and   his
               or her heirs, legatees, personal representative, executor, administrator and permitted assigns.

          16.  Entire  Agreement.  This  Agreement and the Plan  constitute  and
               -----------------
               embody the entire understanding and agreement of the parties hereto and, except as otherwise provided hereunder, there are no other agreements or understandings, written or oral, in effect between the parties hereto relating to the matters addressed herein.

          17.  Counterparts.  This  Agreement  may be  executed in any number of
               ------------
               counterparts, each of which when executed and delivered shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have set their hands and seals the day and year first above written.

ATTEST:                           HIGH COUNTRY BANK



                                  By:
(Corporate Seal)                                                      President
                                   -----------------------------------



                                  OPTIONEE:


                                                                       (SEAL)
                                  ======================================